EXHIBIT 10.17

Second AMENDMENT TO THE
HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
RETIREMENT SAVINGS PLAN

WHEREAS, Harman International Industries, Incorporated (the "Employer") maintains the Harman International Industries, Incorporated Retirement Savings Plan (Amended and Restated Effective as of June 27, 2000), as heretofore amended (the "Plan"), and may amend the Plan pursuant to Section 9.1 of the Plan;

WHEREAS, the Employer desires the Plan to be in compliance with the Economic Growth and Tax Relief Reconciliation Act of 2001, as amended (the "Act");

WHEREAS, the Employer desires the Plan to be in compliance with Internal Revenue Service ("IRS") regulations, such other IRS guidance legally binding on the Plan, and Department of Labor regulations;

WHEREAS, the Employer desires to make certain required and optional amendments to the Plan in order to be in compliance with the Act and regulatory guidance, as well as make other optional changes; and

WHEREAS, the Board of Directors of the Employer has resolved that the Plan shall be amended to reflect these intentions.

NOW, THEREFORE, the Plan is hereby amended, effective June 27, 2002, except as otherwise indicated herein, in the manner set forth below:

Effective October 1, 2002, Section 1.1(a) of the Plan is hereby amended to read as follows:

            (a)        "Account" shall mean the records, including subaccounts, maintained by or at the direction of the Committee to determine the interest of each Participant in the assets of the Plan and may refer to any or all of the Participant's Tax-Deferred Contributions Account, Rollover Account, Catch-Up Contributions Account, and Regular Account (consisting of a Safe Harbor Nonelective Contribution SubAccount to which Safe Harbor Nonelective Contributions are credited, a Basic Contributions SubAccount to which Basic Contributions made to the Plan prior to the Effective Date are credited, a Matching Contributions SubAccount to which Matching Contributions are credited, and a Profit Sharing Contribution SubAccount to which Profit Sharing Contributions are credited).

Section 1.1(i)(ii) of the Plan is hereby amended to read as follows:

            (ii)        Any contributions made by the Employer for or on account of the Employees under this Plan, except for Tax-Deferred Contributions and Catch-Up Contributions, or under any other employee benefit plan other than any specifically excepted herein;

Section 1.1(i)(v) of the Plan is hereby amended to read as follows:

            (v)        Any amounts in excess of the annual dollar limit for such Plan Year.  For any Plan Year beginning on or after June 27, 2002, the annual dollar limit is $200,000 (as adjusted for the cost of living in accordance with Code Section 401(a)(17)(B)).

Section 1.1(x) of the Plan is hereby amended to read as follows:

            (x)        "Key Employee" shall mean, effective for any Plan Year beginning on or after June 27, 2002, each Employee or former Employee (including a Beneficiary of a Key Employee or former Key Employee) who, at any time during the current Plan Year:

                        (i)         is an officer of the Employer having an annual compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning on or after January 1, 2003);

                        (ii)        is an Employee owning (within the meaning of Code Section 318) five percent (5%) of the Employer; or

                        (iii)       is an Employee receiving more than one hundred fifty thousand dollars ($150,000) of annual compensation from the Employer and owning (within the meaning of Code Section 318) one percent (1%) of the Employer.

            Notwithstanding the foregoing, no more than fifty (50) Employees or, if less, the greater of three (3) or ten percent (10%) (rounded to the next highest integer) of the Employer's Employees shall be treated as officers of the Employer.  Compensation for the purpose of this Section shall have the meaning given such term by Code Section 414(q)(4).  For the purposes of determining the number of officers under (i) above, Employees described in Code Section 414(q)(5) shall be excluded.

The following paragraph is hereby added after the first paragraph of Section 1.1(nn) of the Plan to read as follows:

            Notwithstanding the preceding paragraph of this Section 1.1(nn), effective for Plan Years beginning on or after June 27, 2002, the present values of accrued benefits and the amounts of the account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the one (1) year period ending on the Anniversary Date.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i).  In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."  Furthermore, for purposes of this Section 1.1(nn) and notwithstanding any other provision in this Section 1.1(nn), the accrued benefits and accounts of any individual who has not performed services for the Employer during the one (1) year period ending on the Anniversary Date shall be disregarded.

A new Section 1.1(rr) is hereby added to the Plan to read as follows:

            (rr)       "Catch-Up Contributions" shall mean contributions made to the Plan during the Plan Year by the Employer, at the election of a Participant, in lieu of Compensation, in accordance with Section 4.3(b).

A new Section 1.1(ss) is hereby added to the Plan to read as follows:

            (ss)       "Catch-Up Contributions Account" shall mean a Participant's Account hereunder to which his Catch-Up Contributions are allocated.

Section 3.4(e) of the Plan is hereby amended to read as follows:

            (e)        Severance from Employment.  Effective for distributions occurring on or after June 27, 2002, the Participant incurs a Severance from Employment within the meaning of Code Section 401(k)(2)(b)(i)(I) in connection with a liquidation, merger, consolidation, acquisition or disposition of assets or other similar corporate transaction involving an Affiliated Employer and an unrelated business entity.

            Notwithstanding the foregoing, in the event that an Affiliated Employer and an unrelated business entity agree in a corporate transaction to transfer from the Plan to a plan maintained by the unrelated entity or an affiliate thereof assets and liabilities attributable to the Accounts of one or more Participants, then no such Participant who is employed by the unrelated entity or an affiliate thereof as a result of such transaction shall be deemed to have incurred a Severance from Employment hereunder for purposes of being eligible to receive a distribution of the Participant's Account.

Effective October 1, 2002, the heading of Section 4.3 of the Plan is hereby amended to read as follows:

            4.3       Tax-Deferred Contributions and Catch-Up Contributions.

The first paragraph of Section 4.3 of the Plan is hereby amended to read as follows:

            (a)        Tax-Deferred Contributions.  A Participant may reduce his Compensation and have the Employer contribute on his behalf as a Tax‑Deferred Contribution a minimum of one percent (1%) of his Compensation up to a maximum of an amount which, when added to all contributions in excess of the initial one percent (1%), does not exceed fifty percent (50%) (fifteen percent (15%) before June 27, 2002) of such Participant's Compensation for the Plan Year.  The rate of his Tax‑Deferred Contribution shall be determined by the Participant on a form approved by the Committee and filed with the Committee and shall continue unless changed in the manner hereinafter provided.  All such contributions shall be calculated in integral percentages of a Participant's Compensation.

Effective October 1, 2002, a new Section 4.3(b) is hereby added to Section 4.3 of the Plan to read as follows:

            (b)        Catch-Up Contributions.  Notwithstanding any other provision of this Plan, effective as of October 1, 2002, any Participant who (a) has elected to make Tax-Deferred Contributions under this Plan but is precluded from making any further Tax-Deferred Contributions to the Plan for such Plan Year by reason of the application of any limitation under Section 4.3, 4.4 or 5.5(a), and (b) who has attained age fifty (50) before the close of such Plan Year, shall be eligible to make Catch‑Up Contributions in accordance with, and subject to the limitations of Code Section 414(v), provided that such Catch-Up Contributions shall not be eligible for Matching Contributions as defined in Section 1.1(y) and described in Section 4.1(ii) of the Plan, and further provided that such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing Sections 401(a)(30) and 415(c) of the Code.  Notwithstanding any other Plan provision, the Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such Catch-Up Contributions.  A Participant’s election to make a Catch-Up Contribution pursuant to this Section 4.3(b) or the Committee’s recharacterization of Excess Deferrals as Catch-Up Contributions shall be made in accordance with the procedures established by the Committee.

Section 4.4(d) of the Plan is hereby deleted in its entirety and Sections 4.4(e) and 4.4(f) of the Plan are re-numbered to be 4.4(d) and 4.4(e), respectively.

The first sentence of Section 4.5(c)(i) of the Plan is hereby amended to read as follows:

            Except as may be permitted under Code Section 414(v), Excess Deferrals and income allocable thereto shall be distributed after the date on which the Plan receives the Excess Deferral, but no later than the April 15 following the calendar year during which such Excess Deferral was made.

Section 4.9 of the Plan is hereby amended to read as follows:

            4.9       Rollover Contributions.  The Funding Agent may accept assets from a person who is or is about to become a Participant in this Plan, provided the assets are in the form of cash and qualify as a rollover contribution.  A "rollover contribution" means an amount distributed from an eligible retirement plan as defined in Section 7.5 of this Plan and qualifies as an eligible rollover distribution as defined in Section 7.5.  Any rollover of after-tax contribution, as described in Section 7.5, must occur by way of a direct trustee to trustee rollover from a qualified trust.

The first incomplete sentence of Section 5.5 of the Plan is hereby amended to read as follows:

Notwithstanding any other provisions of the Plan and except as otherwise provided in Section 4.3(b):

Section 5.5(a) of the Plan is hereby amended to read as follows:

            (a)        The amounts credited to a Participant under the Plan shall not exceed the limitations of Code Section 415(c) and the regulations thereunder, the provisions of which are incorporated by reference.

Effective October 1, 2002, a new Section 5.7 is hereby added to the Plan to read as follows:

            5.7       Crediting of Catch-Up Contributions.  Catch-Up Contributions shall be allocated to a Participant's Catch-Up Contributions Account as soon as reasonably possible following the date such amounts would have been paid to the Participant as wages if such amounts did not constitute a Catch-Up Contribution; provided, however, that the Employer must pay over any contributions to the Funding Agent no later than the fifteenth (15th) business day of the month following the date the funds were received or withheld from payroll, subject to any shorter period required by government regulations.

The heading and the first sentence of Section 6.1 of the Plan are hereby amended to read as follows:

            6.1       Vesting of Participant Accounts.

            (a)        Vesting of Tax-Deferred and Catch-Up Contributions.  The interest of each Participant in his Tax-Deferred Contributions Account and Catch-Up Contributions Account shall be, at all times, one hundred percent (100%) vested and nonforfeitable.

Sections 6.1(a), (b), (c), (d) and (e) of the Plan are hereby renumbered to be 6.1(b), (c), (d), (e) and (f), respectively.

Effective as of June 27, 2000, Section 6.3(c) of the Plan is hereby deleted and Sections 6.3(d)and (e) of the Plan are hereby renumbered to be 6.3(e) and (f), respectively.

Section 6.3(f) (as renumbered hereby) of the Plan is hereby amended to read as follows:

            (f)         Elective Deferrals and Catch-Up Contributions shall not be used to satisfy the minimum contribution or benefit accrual which must be made on behalf of Non-Key Employees to this Section.  Effective as of June 27, 2002, Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and Section 6.3(a) of the Plan.  Matching Contributions that are used to satisfy such minimum contribution requirement shall be treated as Matching Contributions for purposes of the ACP test and other requirements of Code Section 401(m).

Effective October 1, 2002, the third sentence of Section 6.6(a) of the Plan is hereby amended to read as follows:

If a Participant who is an Employee has attained age fifty‑nine and one‑half (59‑1/2), such Employee may withdraw his Tax Deferred Contributions, and, effective June 25, 2000, earnings thereon, any amounts in such Employee's Rollover Account, and, effective October 1, 2002, his Catch-Up Contributions and earnings thereon, upon request to the Committee in accordance with such procedures as it may establish.

Effective October 1, 2002, Section 6.6(b) of the Plan is hereby amended to read as follows:

            (b)        In addition, a Participant may request a distribution of his Tax‑Deferred Contributions, Catch-Up Contributions and amounts in his Rollover Account on account of hardship, but only if the distribution is necessary to satisfy the hardship.  Such distribution shall be made subject to spousal consent as described above.  In no event shall such distribution include any of the investment gains earned after December 31, 1988 on such Tax‑Deferred Contributions or Catch-Up Contributions or be made in an amount less than $500.00.

Effective January 1, 2002, Section 6.6(c)(C) of the Plan is hereby amended to read as follows:

                        C.        Effective as of January 1, 2002, the Participant's Elective Contributions are suspended for six (6) months under the Plan and any other plan maintained by the Employer after receipt of the hardship distribution occurring after December 31, 2001.

Section 6.6(c)(D) of the Plan is hereby amended to read as follows:

                        D.        The Participant does not make Elective Contributions under the Plan, or any other plan maintained by the Employer, for the Employee's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for such next taxable year less the amount of such Participant's Elective Contributions for the taxable year of the hardship distribution; provided, however, that this paragraph (D) shall not apply on or after January 1, 2002 with respect to hardship distributions received after December 31, 2000.

Effective January 1, 2002, Section 6.9(c) of the Plan is hereby amended to read as follows:

            (c)        The Employer shall appoint an individual or entity to make an initial determination with respect to a disputed claim for benefits (the "Claims Coordinator").  If any initial claim for benefits is wholly or partially denied, the Claims Coordinator shall notify the applicant in writing of such denial and of the claimant's right to a review by the Committee.  The notice shall set forth:

                        (i)         specific reasons for such denial,

                        (ii)        specific references to pertinent Plan provisions on which the denial is based,

                        (iii)       a description of any additional material or information necessary for the claimant to perfect the application and an explanation of why such material or information is necessary, and

                        (iv)       a description of the Plan's review procedures and the time limits applicable to such procedures, including a statement of the claimant's right to bring a civil action under ERISA Section 502 following an adverse benefit determination on review.

            The claimant shall be notified of the Plan's adverse benefit determination within ninety (90) days after receipt of the claim by the Claims Coordinator, unless the Committee determines that special circumstances require an extension of time for processing the application.  If the Committee determines that an extension of time for processing is required, written notice of the extension will be furnished to the claimant prior to the termination of the initial 90-day period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the benefit determination.

Effective January 1, 2002, a new Section 6.9(d) is hereby added to the Plan to read as follows:

            (d)        Notwithstanding any provision of the Plan, in making a determination with respect to any claim for a disability retirement benefit filed on or after January 1, 2002 (a “disability claim”), the Claims Coordinator shall comply with the applicable requirements for processing disability claims that are set forth in the Department of Labor regulations promulgated under Section 503 of ERISA.

Effective January 1, 2002, the last paragraph of Section 6.10(a) of the Plan is hereby amended to read as follows:

            If the Participant so chooses, he, or his authorized representative, may submit written comments, documents, records and other information relating to the application for benefits.  The Participant, or his duly authorized representative is entitled, upon request and free of charge, to reasonable access to, and copies of, all documents, records, and other information relevant to the claim.

            The Committee shall act upon each such application within sixty (60) days after receipt of the claimant's request for review by the Committee, unless an extension of time is needed by the Committee in which case the Committee shall notify the Participant in the manner set forth in Section 6.10(b).

Effective January 1, 2002, Section 6.10(b) of the Plan is hereby amended to read as follows:

            (b)        The Committee shall provide for a full and fair review of each such application that takes into account all comments, documents, records, and other information submitted by the Participant relating to the application and any written materials submitted by the applicant or the Employer in connection therewith.  Such information will be taken into account without regard to whether such information was submitted by the Participant in the initial application for benefit determination.  The Committee may require the Employer or the claimant to submit, within thirty (30) days after a written notice by the Committee therefor, such additional facts, documents or other evidence as is deemed necessary or advisable in the sole discretion of the Committee in making such a benefit determination on review.  On the basis of the review, the Committee shall make an independent determination of the claimant's eligibility for benefits under the Plan.  The decision of the Committee on any application for benefits shall be final and conclusive upon all persons.  A claimant who fails to file a request for review in accordance with the procedures described in this Section shall have no right to review and shall have no right to bring an action with respect to the claim in any court.

            If the Committee denies an application in whole or in part, the Committee shall give written notice of the decision to the claimant setting forth (i) the specific reasons for such denial, (ii) specific references to pertinent Plan provisions on which the Committee based its denial, (iii) a statement that the Participant is entitled to receive, upon request and free of charge, reasonable access to, and copies of all documents, records, and other information relevant to the claimant's application for benefits, and (iv) a statement of the claimant's right to bring a civil action under ERISA Section 502(a).

            Such written notice shall be given within sixty (60) days of the date the appeal was filed; however, if the Committee determines that an extension of time for processing is required, written notice of the extension will be furnished to the Participant prior to the termination of the initial sixty (60) day period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review.  In the event that a period of time is extended due to a claimant's failure to submit information necessary to make the determination on review, the period for making the benefit determination on review shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

Effective January 1, 2002, a new Section 6.10(c) is hereby added to the Plan to read as follows:

            (c)        Notwithstanding any provision of the Plan, in the case of denial of a disability claim, the Committee and its appointees shall comply with the applicable requirements for processing disability claims on review that are set forth in the Department of Labor regulations promulgated under Section 503 of ERISA.

Effective January 1, 2003, the last sentence of Section 7.3(b) of the Plan is hereby deleted.

Effective January 1, 2003, a new Section 7.3(c) is hereby added to the Plan to read as follows:

            (c)        Notwithstanding any provision in the Plan to the contrary, all minimum required distributions under the Plan will be determined and made in accordance with Code Section 401(a)(9), including the incidental death benefit requirements of Code Section 401(a)(9)(G), and, effective for purposes of determining minimum required distributions occurring in any distribution calendar year beginning on or after January 1, 2003, the Treasury regulations issued under Code Section 401(a)(9), including Treas. Reg. Sec. 1.401(a)(9)-1 through 1.401(a)(9)-9, which provisions are hereby incorporated herein by reference; provided, however, that such provisions shall override the other distribution provisions of the Plan only to the extent that under such other Plan provisions, distribution is not made or does not begin to be made by the date required under Code Section 401(a)(9) and Treasury regulations issued thereunder.

            (i)         Required Distributions During Participant's Lifetime.  Generally, the Participant's entire interest will be paid no later than the Required Beginning Date or will be distributed beginning not later than the Required Beginning Date over the life of such Participant or over the lives of such Participant and a designated Beneficiary or over a period not extending beyond the life expectancy of such Participant or the joint life expectancies of such Participant and his designated Beneficiary.

            (ii)        Required Beginning Date.  Except as provided in Section 7.3(b), the Participant's entire vested interest will be distributed or begin to be distributed to the Participant no later than the April 1 following the later of the calendar year in which (A) he attains age 70½ or (B) terminates employment.

Section 7.4 of the Plan is hereby amended to read as follows:

            7.4       Death Benefit.  The vested portion of a Participant's Account shall be distributed to his Beneficiary in a single sum as soon as practicable after the Participant's death, provided, however, that the value of an Annuity Portion, if any, shall be paid to the spouse of a Participant who was married at the time of his death in the form of a life annuity for the remainder of such spouse's lifetime.  The surviving spouse may elect to defer the date on which the life annuity payments are to commence to what would have been the Participant's Normal Retirement Age.  Alternatively, the Participant's spouse may elect to receive the distribution in a single sum cash payment to be made as soon as practical after receipt by the Committee of the spouse's application for distribution; provided, however, that if the Participant died before commencing distributions, his spouse must receive the lump sum payment of the Participant's vested interest no later than December 31 of the calendar year containing the fifth anniversary of the Participant's death and provided further that the spouse's election of the lump sum is made by September 30 of the earlier of the calendar year in which the Participant would have attained age 70-½ or the calendar year containing the fifth anniversary of the Participant's death.

            Notwithstanding any provision in this Plan, if a Participant dies before distributions begin, in no event will his entire vested interest be distributed to his designated Beneficiary (within the meaning of the Treasury Regulations under Code Section 401(a)(9)) who is not the Participant’s surviving spouse, later than December 31 of the year containing the fifth anniversary of the Participant’s death.  In no event will the Participant’s vested interest begin to be distributed to the Participant’s designated Beneficiary who is the Participant’s surviving spouse later than December 31 of the later of the calendar year in which the Participant would have attained age 70‑½ or the calendar year immediately following the calendar year in which the Participant died.

The fourth paragraph of Section 7.5 of the Plan is hereby amended to read as follows:

            For purposes of this Section, "eligible retirement plan" shall mean: (1) an individual retirement account described in Code Section 408(a); (2) an individual retirement annuity described in Code Section 408(b) (other than an endowment contract); (3) a qualified trust under Code Section 401(a); (4) an annuity plan described in Code Section 403(a); (5) effective as of June 27, 2002, an annuity contract described in Code Section 403(b); and (6) effective as of June 27, 2002, an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.  The definition of an eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), except that for Plan Years beginning before June 27, 2002, only an eligible retirement plan described in clauses (1) or (2) of the preceding sentence shall apply with respect to a surviving spouse.

The fifth paragraph of Section 7.5 of the Plan is hereby amended to read as follows:

            For purposes of this Section, the term "eligible rollover distribution" shall mean any distribution of all or any portion of the balance to the credit of the distributee from an employees' trust described in Code Section 401(a) which is exempt from tax under Code Section 501(a) except: (i) any distribution that is one of a series of substantially equal periodic payments (paid not less frequently than annually) over the life (or life expectancy) of the distributee or the joint lives (or life expectancies) of the distributee and a designated beneficiary or for a specified period of ten years or more, (ii) any distribution to the extent required under Code Section 401(a)(9), (iii) the portion of any distribution that is not includible in gross income, (iv) any "hardship" distribution and (v) such other amounts specified in Treasury regulations and rulings, notices or announcements issued under Code Section 402(c).  In addition, a distribution shall not fail to be an eligible rollover distribution merely because the portion of such distribution consists of after-tax employee contributions which are not includible in gross income of the distributee.  However, such portion may be transferred only to (a) an individual retirement account or annuity described in Code Section 408(a) or (b) or in a direct trustee-to-trustee rollover to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

*          *          *

Executed to be effective as of the date first hereinabove provided, as approved and authorized by the Board of Directors on the 10th day of June, 2003.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

By:  /s/ Frank Meredith

        Name:  Frank Meredith

        Title:    Chief Financial Officer